SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)               November 28, 2005



                                 PEOPLES BANCORP
--------------------------------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)



   Indiana                          000-18991                      35-1811284
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission                   (IRS Employer
     of Incorporation)            File Number)               Identification No.)


212 West 7th Street, Auburn, Indiana                                     46706
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (260) 925-2500



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated November 28, 2005


ITEM 9.  REGULATION D DISCLOSURE

     On November 28, 2005, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter and year ended September 30, 2005. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to
Item 9 of Form 8-K.



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.



Date:    November 29, 2005                             s/Maurice F. Winkler, III
                                                       Maurice F. Winkler, III
                                                       Chief Executive Officer



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 Exhibit 99

                               Date:                     November 27, 2005
For Immediate Release          NASDAQ Symbol:            PFDC
                               Contact:                  Maurice F. Winkler, III
                               Phone:                    260-925-2500



                        Peoples Bancorp Reports Earnings


     Peoples Bancorp reported net income for the fiscal year ended September 30, 2005, of $4,129,607 verses the previous year's income of $4,734,197. Fiscal 2005 earnings per diluted share were $1.22 per share compared to $1.39 per share for the year ended September 30, 2004. These earnings represent solid results in a time of a challenging interest rate environment and changing demand for financial products. For Fiscal 2005 the Company's return on average assets was ..84% and return on equity was 6.31%.

     Although our net interest income remained relatively constant from 2004 to 2005, the Banks showed significant increases in salaries and employee benefits and in occupancy expenses.

     The increase in employee benefit expenses was primarily due to defined benefit pension costs and normal increases in salaries. The amount we must pay to fund our employee's pensions is partially dependent on the stock market's average performance and average interest rates for the last five years. Because of the poor performance in these indexes, most companies with defined benefit pension plans have had to pay more to keep their pensions funded.

     The occupancy expenses have increased due to increases in real estate taxes. As counties in Indiana have eliminated property taxes on inventory, they have offset this decrease in income by increasing real estate taxes.

     On September 30, 2005, stockholders equity was $65,184,382 with a capital to assets ratio of 13.34% and a book value of $19.51. Peoples had 3,340,424 shares of stock outstanding as of September 30, 2005. The closing price of Peoples Bancorp stock as of November 25, 2005, was $20.32 per share as listed on the NASDAQ National Marketing System under the symbol PFDC.

     Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Waterloo, Topeka, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.



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               SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

                                                September 30
                                      2005           2004          2003
Financial Condition Data:
                                     ------------  ------------  ------------
   Total assets                      $488,617,542  $491,445,300  $502,920,006
   Loans receivable including loans
        held for sale, net            355,854,443   360,454,908   356,953,361
   Investments and other
      interest-earning assets         106,786,121   109,254,698   122,104,691
   Deposits                           360,243,356   370,824,854   380,115,884
   Borrowed funds                      60,131,225    53,421,460    56,749,653
   Stockholders' equity                65,184,382    64,991,560    63,924,854

                                     For Year Ended September 30
                                     --------------------------  ------------
                                         2005           2004          2003
                                     ------------  ------------  ------------
Operating Data:
   Interest income                   $ 26,949,339  $ 26,866,634  $ 29,748,296
   Interest expense                    10,463,071    10,335,942    12,147,419
                                     ------------  ------------  ------------
   Net interest income                 16,486,268    16,530,692    17,600,877
   Provision
      for losses on loans                  67,144        40,374       537,181
                                     ------------  ------------  ------------
   Net interest income
      after provision
      for losses on loans              16,419,124    16,490,318    17,063,696
                                     ------------  ------------  ------------
   Other income                         2,033,744     1,646,944     2,713,522
   Other expenses                      12,134,978    11,411,108    11,032,427
                                     ------------  ------------  ------------
   Income before income taxes           6,317,890     6,726,154     8,744,791
   Income tax expense                   2,188,283     1,991,957     2,995,486
                                     ------------  ------------  ------------
   Net income                        $  4,129,607  $  4,734,197  $  5,749,305
                                     ============  ============  ============

   Basic earnings per share                 $1.23         $1.40         $1.67

    Diluted earnings per share              $1.22         $1.39         $1.66

   Dividends per common share               $0.73         $0.69         $0.65

Other Data:
   Average yield
      on interest-earning assets            5.74%         5.68%         6.21%
   Average cost
      of interest-bearing liabilities        2.44          2.39          2.76
                                     ------------  ------------  ------------
   Interest rate spread                     3.30%         3.29%         3.45%
                                     ============  ============  ============

   Number of full service banking offices      15            15            15
   Return on assets (net income divided by
      average total assets)                  0.84%         0.95%         1.14%
   Return on equity (net income divided
      by average total equity)               6.31%         7.41%         9.19%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)          59.34%        49.29%        38.92%
   Equity to assets ratio (average total equity
      divided by average total assets       13.25%        12.87%        12.39%


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